CERTIFICATE OF INCORPORATION

OF F940527000/24

WALL STREET INDIANS, LTD.

Pursuant to Section 402 of the Business Corporation Law

I, the undersigned, a natural person of at least 18 years of age, for the purpose of forming a corporation under Section 402 of the Business Corporation Law of the State of New York hereby certify:

FIRST: The name of the corporation is:

WALL STREET INDIANS, LTD.

SECOND: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under Article IV of the Business Corporation Law, except that is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

THIRD: The office of the corporation is to be located in the County of **Nassau** State of New York.

FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is **Two Hundred**, each of which shall be common stock with no par value.

FIFTH: The Secretary of State is designated as agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:

c/o The Corporation
Stephen W. , Wilk Esq., 160 Broadway
New York, NY 10038

/

SIXTH: No director of the corporation shall have personal liability to the corporation or to its shareholders for damages for any breach of duty in such capacity, provided, however, that the provision shall not eliminate or limit:

(a) the liability of any director of the corporation if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or, with respect to any director of the corporation, that his acts violated Section 719 of the Business Corporation Law of the State of New York, or

(b) the liability of a director for any act or omission prior to the final adoption of this article.

IN WITNESS WHEREOF, this certificate of incorporation has been subscribed by the undersigned this **05/26/94**, who affirms the statements made herein are true under the penalties of perjury.

s/ Sheelah P. Della Rocca
Sheelah P. Della Rocca
Incorporator

XL Corporate & Research
Services, Inc.
194 Washington Avenue
Albany, New York 12210

Certificate of Incorporation

of F940527000124

WALL STREET INDIANS, LTD.

Pursuant to Section 402 of the Business Corporation Law

RECEIVED

MAY 27 9 32 AM '94

XL-39
BILLED

STATE OF NEW YORK
DEPARTMENT OF STATE
FILED MAY 2 7 1994
TAX $ 10
BY: PEM
NASS. Co.

Filed By:
STEVEN W. WILK, ESQ.
160 BROADWAY
NEW YORK , NY 10038

MAY 27 11 38 AM '94
FILED

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